UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2012

Alon USA Partners, LP

(Exact name of Registrant as Specified in Charter)

Delaware	001-35742	46-0810241
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600

Dallas, TX 75251

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (972) 367-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On November 19, 2012, Alon USA Partners, LP, a Delaware limited partnership (the “Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Alon USA Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Alon USA Energy, Inc. a Delaware corporation (“Alon Energy”), Alon USA GP, LLC, a Delaware limited liability company (“Alon USA GP”), Alon Assets, Inc., a Delaware corporation and the sole member of the General Partner (“Alon Assets” and, together with the Partnership, the General Partner, Alon Energy and Alon USA GP, the “Alon Parties”) and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of 10,000,000 common units representing limited partner interests (the “Firm Units”) at a price to the public of $16.00 per Common Unit ($14.88 per Common Unit, net of underwriting discounts). On November 20, 2012, the Underwriters notified the Partnership of their election to exercise their over-allotment option in full, pursuant to the terms of the Underwriting Agreement, for 1,500,000 Common Units (the “Option Units,” and, together with the Firm Units, the “Offered Units”). The material terms of the Offering are described in the prospectus, dated November 19, 2012 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on November 21, 2012 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-183671), initially filed by the Partnership on August 31, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Alon Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering of the Offered Units closed November 26, 2012, and the Partnership received proceeds (net of underwriting discounts) from the Offering of approximately $171.1 million. The Partnership used the net proceeds from the Offering to repay approximately $171.1 million of principal and accrued interest relating to intercompany debt payable by the Partnership’s subsidiaries to Alon Energy and its affiliates. In addition, Alon Energy paid approximately $2.0 million of offering expenses on behalf of the Partnership.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

The description of the Contribution Agreement provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

The description of the Long-Term Incentive Plan provided below under Item 5.02 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Long-Term Incentive Plan is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Omnibus Agreement

On November 26, 2012, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, the General Partner, Alon Energy and Alon Assets.

Pursuant to the Omnibus Agreement, Alon Energy will indemnify the Partnership for certain liabilities relating to:

•	the failure to convey good and indefeasible title to the assets contributed to the Partnership, and such failure renders the Partnership unable to use or operate such assets;

•

failure of the Partnership to be the owner of valid and indefeasible easement rights, rights-of-way, leasehold and/or fee ownership interest in and to the lands on which the contributed assets are located;

•	failure of the Partnership to be the owner of valid title to 100% of the equity interest of Alon USA, LP and Alon USA Refining, LLC;

•	failure of the Partnership to have any consent or governmental approval that inhibits Partnership’s ability to to use or operate the contributed assets; and

•	all federal, state and local income tax liabilities attributable to the ownership and operation of the contributed assets prior to the closing of the Offering.

The indemnification obligations described above terminate on the third anniversary of the closing of the Offering, except for the indemnification regarding federal, state and local income tax liabilities, which shall survive until sixty (60) days after the termination of any applicable statute of limitations.

The Omnibus Agreement also grants the Partnership, for so long as Alon Energy or its controlled affiliates, individually or as part of a group, control the General Partner, a right of first refusal to acquire an interest in any refinery and related crude oil and refined product logistic assets, including non-retail transportation terminal sales, that operate in Arizona, Arkansas, Colorado, Kansas, New Mexico, Oklahoma or Texas, either before Alon Energy or its controlled affiliates or promptly thereafter, subject to certain exceptions. In addition, the Partnership was granted a 60-day exclusive right of negotiation if Alon Energy or any of its controlled affiliates decide to attempt to sell any refinery and related crude oil and refined product logistic assets, including non-retail transportation terminal sales, that operate in Arizona, Arkansas, Colorado, Kansas, New Mexico, Oklahoma or Texas.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Services Agreement

On November 26, 2012, in connection with the closing of the Offering, the Partnership entered into a Services Agreement (the “Services Agreement”) by and among the Partnership, the General Partner and Alon Energy.

The Services Agreement addresses certain aspects of the Partnership’s relationship with the General Partner, and Alon Energy, including:

•	the provision by Alon Energy or its service subsidiary to the Partnership of certain general and administrative services and its agreement to reimburse Alon Energy for such services; and

•

the provision by Alon Energy or its service subsidiary to the Partnership of such employees as may be necessary to operate and manage the Partnership’s business, and its agreement to reimburse Alon Energy for the expenses associated with such employees.

Pursuant to the Services Agreement, the Partnership will reimburse Alon Energy or its service subsidiary for (i) all reasonable direct and indirect costs and expenses incurred by it in connection with the performance of these services and (ii) all other reasonable expenses allocable to the Partnership or the General Partner or otherwise incurred by Alon Energy in connection with the operation of the Partnership’s business.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated in this Item 1.01 by reference.

Tax Sharing Agreement

On November 26, 2012, in connection with the closing of the Offering, the Partnership entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) by and among the Partnership and Alon Energy, pursuant to which the Partnership will reimburse Alon Energy for the Partnership’s share of state and local income and other taxes borne by Alon Energy as a result of the Partnership’s results being included in a combined or consolidated tax return filed by Alon Energy with respect to taxable periods including or beginning on the closing date of the Offering.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Tax Sharing Agreement, which is filed as Exhibit 10.3 to this Form 8-K and incorporated in this Item 1.01 by reference.

Fuel Supply Agreement

On November 26, 2012, in connection with the closing of the Offering, the Partnership entered into a 20-year fuel supply agreement (the “Fuel Supply Agreement”) with Southwest Convenience Stores, LLC (“Southwest”), a subsidiary of Alon Energy, under which the Partnership will supply substantially all of the motor fuel requirements of Alon Energy’s retail convenience stores.

Pursuant to the Fuel Supply Agreement, the volume of motor fuels sold will be determined monthly based upon Southwest’s estimated requirements. Southwest shall purchase such motor fuels at a price equal to the price per unit in effect at the time of delivery less applicable terminal discounts (as provided in the Fuel Supply Agreement) plus all applicable freight, taxes, pipeline tariff and delivery place differentials.

The Fuel Supply Agreement additionally provides for (i) Southwest’s mandatory participation in the Partnership’s credit card payment network, (ii) Southwest’s use of the “Alon” name and related marks in connection with the use of the credit card payment network and the resale of the motor fuels purchased pursuant to the Fuel Supply Agreement, and (iii) marketing services for the benefit of Southwest (at an additional cost). The Fuel Supply Agreement allows for Southwest’s resale of the motor fuels purchased thereunder to unaffiliated permitted distributors, as defined therein. All permitted distributors are required to participate in the credit card payment network pursuant to the terms of their applicable Alon payment card program dealer agreements.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Fuel Supply Agreement, which is filed as Exhibit 10.4 to this Form 8-K and incorporated in this Item 1.01 by reference.

Asphalt Supply Agreement

On November 26, 2012, in connection with the closing of the Offering, the Partnership entered into a 20-year asphalt supply agreement (the “Asphalt Supply Agreement”) with Paramount Petroleum Corporation (“Paramount”), a subsidiary of Alon Energy, under which Paramount will purchase all of the asphalt produced by the Partnership. The volume of asphalt sold pursuant to the Asphalt Supply Agreement will be based upon actual production, but the Partnership will provide good faith non-binding forecasts of its monthly production estimates for the upcoming contract year upon the effective date of the Asphalt Supply Agreement and on each anniversary thereafter. On or before the 20th day of each calendar month, Paramount will provide nominations by week for each product for the following month stating volumes and delivery points.

Prices for all products sold pursuant to the Asphalt Supply Agreement will be equal to the three day average price for such product, determined by reference to the value derived from the pricing formula set forth in the Asphalt Supply Agreement for such product on the day of delivery or lifting and for the two business days prior to the date of delivery or lifting. For products having a contract term exceeding one year, the parties will meet any time after the expiration of six months from the effective date of the Asphalt Supply Agreement to reexamine the price for such product.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Asphalt Supply Agreement, which is filed as Exhibit 10.5 to this Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Each of the General Partner and Alon Assets is a direct or indirect wholly owned subsidiary of Alon Energy. As a result, certain individuals, including officers and directors of Alon Assets and the General Partner, serve as officers and/or directors of more than one of such other entities.

Certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for us, Alon Energy and our respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses. Certain of the Underwriters or their affiliates have performed or will perform commercial banking, investment banking and advisory services for Alon Energy, for which they have received or will receive customary fees and reimbursement or expenses.

As more fully described in the section “Certain Relationships and Related Party Transactions” of the Prospectus, which is incorporated herein by reference, Alon Energy indirectly owns and controls the General Partner and owns, through a wholly owned subsidiary, an aggregate of 51,000,000 Common Units in the Partnership. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On November 26, 2012, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution, Conveyance and Assumption Agreement by and among the General Partner, the Partnership, Alon Energy, Alon Assets, Alon Refining, Alon Operating, Alon USA LP and Alon USA GP (the “Contribution Agreement”) (terms used herein but not defined have the meaning given to them in the Contribution Agreement):

•	Alon USA GP distributed all of the interests in Alon USA GP II to Alon Assets.

•	Alon Assets contributed 100% of the member interests in each of Alon USA Delaware, Alon USA GP II, LLC and Alon Refining to the Partnership in exchange for 51,000,000 Common Units.

•

The Partnership and all of its subsidiaries assigned their remaining intercompany receivables to Alon Assets, and Alon Assets assumed liability for all of the remaining intercompany payables of the Partnership and all of its subsidiaries, other than the IPO Repayment Obligations.

•	Alon Energy executed and delivered the Promissory Note as consideration for Alon Assets’ assumption of the MLP Tranche of the New Term Loan Facility.

•	The Partnership assumed the MLP Tranche of the New Term Loan Facility from Alon Assets.

•	The Underwriters contributed $171.1 million in cash, in exchange for 11,500,000 Common Units.

•	The Partnership repaid approximately $171.1 million of its intercompany liabilities, and Alon Energy paid, on behalf of the Partnership, approximately $2.0 million of offering expenses.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Relationships

The description of the relationships among the Partnership, the General Partner and Alon Energy are provided above under Item 1.01 is incorporated in this Item 2.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The description in Item 2.01 above of the issuance by the Partnership of Common Units to Alon Assets on November 26, 2012 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for this transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On November 19, 2012, in connection with the effectiveness of the Partnership’s Registration Statement, Itzhak Bader, Boaz Biran, Eitan Raff, Mordehay Ventura and Snir Weissman, were appointed to the board of directors of the General Partner (the “Board”). Eitan Raff was also appointed to serve on the Board’s audit committee.

Resignation of Director

On November 19, 2012, in connection with the effectiveness of the Partnership’s Registration Statement, Shai Even stepped down as a director of the Board. Mr. Even is currently serving as Senior Vice President and Chief Financial Officer of the General Partner.

Long-Term Incentive Plan

On November 26, 2012, the Board of Directors of the General Partner adopted the Alon USA Partners, LP Long-Term Incentive Plan (the “LTIP”) for the employees, consultants and the directors of the Partnership, the General Partner and the General Partner’s affiliates who perform services for the Partnership. The LTIP consists of (1) unit options, (2) unit appreciation rights, (3) restricted units, (4) phantom units , (5) unit awards, (6) substitute awards, (7) other unit-based awards, (8) cash awards, (9) performance awards, and (10) distribution equivalent rights (collectively, “Awards”). The maximum aggregate number of shares of Common Units that may be issued pursuant to any and all Awards under the LTIP shall not exceed 3,125,000 units, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of Awards, as provided under the LTIP. Common Units withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards. The LTIP will be administered by the board of directors of the General Partner or an alternative committee appointed by the board of directors of the General Partner.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.7 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Alon USA Partners, LP

On November 26, 2012, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the section of the Prospectus entitled “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC, Alon Assets, Inc., Alon USA GP, LLC and Alon USA Energy, Inc. and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, dated November 19, 2012.

3.1	First Amended and Restated Agreement of Limited Partnership of Alon USA Partners, LP, dated November 26, 2012.

10.1	Omnibus Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC, Alon Assets, Inc. and Alon Energy, Inc., dated November 26, 2012.

10.2	Services Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC by and Alon Energy, Inc., dated November 26, 2012.

10.3	Tax Sharing Agreement by and among Alon USA Partners, LP and Alon USA Energy, Inc., dated November 26, 2012.

10.4	Distributor Sales Agreement by and among Along USA Partners, LP and Southwest Convenience Stores, LLC, dated November 26, 2012.

10.5	Offtake Agreement by and among Alon USA, LP and Paramount Petroleum Corporation, dated November 26, 2012.

10.6	Contribution, Conveyance and Assumption Agreement by and among Alon Assets, Inc., Alon USA Partners GP, LLC, Alon USA Partners, LP, Alon USA Energy, Inc., Alon USA Refining, LLC, Alon USA Operating, Inc., Alon USA, LP and Alon USA GP, LLC, dated November 26, 2012.

10.7	Alon USA Partners, LP 2012 Long-Term Incentive Plan, adopted as of November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Partners, LP

By:	Alon USA Partners GP, LLC, its general partner

By:	/s/ Shai Even
Name: Shai Even
Title: Senior Vice President, Chief Financial Officer

Date: November 26, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC, Alon Assets, Inc., Alon USA GP, LLC and Alon USA Energy, Inc. and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, dated November 19, 2012.

3.1	First Amended and Restated Agreement of Limited Partnership of Alon USA Partners, LP, dated November 26, 2012.

10.1	Omnibus Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC, Alon Assets, Inc. and Alon Energy, Inc., dated November 26, 2012.

10.2	Services Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC by and Alon Energy, Inc., dated November 26, 2012.

10.3	Tax Sharing Agreement by and among Alon USA Partners, LP and Alon USA Energy, Inc., dated November 26, 2012.

10.4	Distributor Sales Agreement by and among Along USA Partners, LP and Southwest Convenience Stores, LLC, dated November 26, 2012.

10.5	Offtake Agreement by and among Alon USA, LP and Paramount Petroleum Corporation, dated November 26, 2012.

10.6	Contribution, Conveyance and Assumption Agreement by and among Alon Assets, Inc., Alon USA Partners GP, LLC, Alon USA Partners, LP, Alon USA Energy, Inc., Alon USA Refining, LLC, Alon USA Operating, Inc., Alon USA, LP and Alon USA GP, LLC, dated November 26, 2012.

10.7	Alon USA Partners, LP 2012 Long-Term Incentive Plan, adopted as of November 26, 2012.